Magnum Hunter Resources Corporation 8-K

EXHIBIT 99.1

Magnum Hunter Resources Provides Fourth
Quarter 2012 Company Wide Operational Update

2013 Capital Expenditure Budget Set at $300 Million

2013 Exit Rate Production Guidance of 23,000 - 25,000 BOEPD

Houston, TX – (Marketwire) – February 12, 2013 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company”) announced today an operational update on each of the Company's upstream unconventional resource plays for the fourth quarter of 2012 which includes (i) the Eagle Ford Shale, (ii) the Williston Basin, and (iii) the Appalachia/Marcellus/Utica Shales. Additionally, the Company has also provided an operational update for the Company's midstream division, Eureka Hunter Pipeline, LLC ("Eureka Hunter").

Eagle Ford

During the fourth quarter of 2012, the Eagle Ford division placed on production 6 gross (2.8 net) operated wells and 1 gross (.5 net) non-operated wells in the Eagle Ford Shale of South Texas.

Highlights for the Eagle Ford include:

Magnum Hunter Operated

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Hippo Hunter 1H - MHR drilled and cased this well to a measured depth of 17,923 feet (horizontal lateral length of 6,391 feet), fraced with 25 stages and placed on production October 12, 2012. The 24 hour flowing initial production rate was 1,033 Boepd on a 17/64" choke with 2,256 psi FCP. Magnum Hunter operates this well and owns a 50% working interest.

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Hippo Hunter 2H - MHR drilled and cased this well to a measured depth of 17,887 feet (horizontal lateral length of 6,577 feet), fraced with 24 stages and placed on production October 12, 2012. The 24 hour flowing initial production rate was 1,044 Boepd on a 17/64" choke with 2,421 psi FCP. Magnum Hunter operates this well and owns a 50% working interest.

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Bertha 1H - MHR drilled and cased this well to a measured depth of 17,236 feet (horizontal lateral length of 6,036 feet), fraced with 26 stages and placed on production November 2, 2012. The 24 hour flowing initial production rate was 1,591 Boepd on a 16/64" choke with 2,650 psi FCP. Magnum Hunter operates this well and owns a 35% working interest.

•
Rhino Hunter 1H - MHR drilled and cased this well to a measured depth of 17,905 feet (horizontal lateral length of 6,296 feet), fraced with 27 stages and placed on production December 22, 2012. The 24 hour flowing initial production rate was 2,218 Boepd on a 16/64" choke with 3,250 psi FCP. Magnum Hunter operates this well and owns a 49% working interest.

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Zebra Hunter 1H - MHR drilled and cased this well to a measured depth of 16,929 feet (horizontal lateral length of 5,410 feet), fraced with 22 stages and placed on production December 22, 2012. The 24 hour flowing initial production rate was 2,145 Boepd on a 16/64" choke with 3,000 psi FCP. Magnum Hunter operates this well and owns a 45% working interest.

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Hippo Hunter 3H - MHR drilled and cased this well to a measured depth of 17,135 feet (horizontal lateral length of 6,062 feet), fraced with 21 stages and placed on production January 30, 2013. The 24 hour flowing initial production rate was 1,677 Boepd on a 17/64" choke with 2,925 psi FCP. Magnum Hunter operates this well and owns a 30% working interest.

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Peeler Ranch 3H – This well is located in Atascosa County, Texas. MHR drilled and cased this well to a measured depth of 14,966 feet (horizontal lateral length of 5,740 feet), fraced with 20 stages and placed on production December 12, 2012. The 24 hour flowing initial production rate was 616 Boepd on a 18/64" choke with 900 psi FCP. Magnum Hunter operates this well and owns a 50% working interest.

Non-Operated

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HOC Goodwin 1H – This well was drilled and cased to a measured depth of 18,259 feet (horizontal lateral length of 8,310 feet), fraced with 25 stages and placed on production October 18, 2012. The 24 hour flowing production rate on October 30, 2012 was 435 Boepd on a 24/64" choke with 460 psi FTP. Magnum Hunter owns a 50% working interest and Hunt Oil Company is the operator.

Mr. H.C. "Kip" Ferguson, President of Eagle Ford Hunter, commented, “The overall proved reserves from the Company’s Eagle Ford division continues to grow and the individual well EURs have also continued to increase over time with more production history under our belt. The 2012 year-end reserve report prepared by our third party consulting engineers reflects continued improvements as EURs on these Eagle Ford wells are up to 524 MBoe per well. Recent well completions should achieve 100 MBoe within a six to nine month time frame after completion. We deem this occurrence to be payout of the costs to drill and complete the well. The production efficiencies of our operations are due to a carefully designed artificial lift process that has matched the apparent stimulated reservoir volume, bottom hole flowing pressures, and production.”

Williston Basin

Tableland

During the fourth quarter of 2012, the Williston Hunter Division placed on production 8 gross (6.7 net) wells in the Tableland Field. At the beginning of this year, there was 1 gross (0.9 net) wells drilled and awaiting completion. The Company continues to operate 1 drilling rig in the Tableland Field at working interests ranging from 70% to 100%. Operational efficiencies have continued to reduce drilling and completion costs, as cycle time of spud to first production has been reduced to 38 days well-to-well. The Company has continued to be active in acquiring both freehold mineral acres and Crown lands. During the fourth quarter, 1,979 net acres were acquired bringing our total net acres in the Tableland field to 42,960.

Highlights for the Tableland field include:

•
91/09-14-001-10W2 - MHR drilled and cased this well to a measured depth of 12,195 feet (horizontal lateral length of 4,508 feet), fraced with 27 stages and placed on production October 22, 2012. The 24 hour flowing initial production rate was 845 Boepd. Magnum Hunter operates this well and owns a 100% working interest.

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91/12-15-001-10W2 - MHR drilled and cased this well to a measured depth of 11,716 feet (horizontal lateral length of 3,947 feet), fraced with 27 stages and placed on production October 26, 2012. The 24 hour flowing initial production rate was 707 Boepd. Magnum Hunter operates this well and owns an 85% working interest.

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92/16-11-001-10W2 - MHR drilled and cased this well to a measured depth of 12,152 feet (horizontal lateral length of 4,347 feet), fraced with 26 stages and placed on production November 23, 2012. The 24 hour flowing initial production rate was 512 Boepd.  Magnum Hunter operates this well and owns a 70% working interest.

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91/16-14-001-10W2 – MHR drilled and cased this well to a measured depth of 12,201 feet (horizontal lateral length of 4,511 feet), fraced with 27 stages and placed on production December 16, 2012. The 24 hour flowing initial production rate was 900 Boepd. Magnum Hunter operates this well and owns a 100% working interest.

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91/13-15-001-10W2 - MHR drilled and cased this well to a measured depth of 11,781 feet (horizontal lateral length of 4,087 feet), fraced with 26 stages and placed on production December 25, 2012. The 24 hour flowing initial production rate was 207 Boepd. Magnum Hunter operates this well and owns an 85% working interest.

North Dakota (Non-Operated)

Fourth quarter activities in Divide and Burke Counties, North Dakota included drilling 24 gross (5.2 net) wells and completing and bringing to production 24 gross (5.0 net) wells. At quarter end, there were 15 gross (2.9 net) wells drilled awaiting completion operations.

Highlights for North Dakota include:

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Burton Olson 21-16-162-98 – This well was drilled and cased to a measured depth of 18,217 feet (horizontal lateral length of 9,443 feet), fraced with 36 stages and placed on production December 6, 2012. The 24 hour flowing initial production rate was 1,807 Boepd. Magnum owns a 20.72% working interest.

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Burton Olson 28-33-162-98- This well was drilled and cased to a measured depth of 18,842 feet (horizontal lateral length of 10,097 feet), fraced with 36 stages and placed on production December 14, 2012. The 24 hour flowing initial production rate was 1,272 Boepd. Magnum owns a 21.05% working interest.

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Border Farms 3130-2TFH – This well was drilled and cased this well to a measured depth of 14,111 feet (horizontal lateral length of 5,919 feet), fraced with 40 stages and placed on production November 19, 2012. The 24 hour flowing initial production rate was 975 Boepd. Magnum owns a 28.35% working interest.

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Border Farms 3130-1H – This well was drilled and cased this well to a measured depth of 14,300 feet (horizontal lateral length of 6,025 feet), fraced with 40 stages and placed on production December 1, 2012. The 24 hour flowing initial production rate was 972 Boepd. Magnum owns a 28.35% working interest.

The ONEOK gas conservation and gathering project under construction is currently estimated to begin initial operations in March 2013. ONEOK is currently building out the compressor station, the 12” High Pressure Discharge line and the northern most East/West gathering pipeline.

Our initial two Middle Bakken Exploration test wells yielded positive results, and five additional laterals are currently being fraced. Significant 2013 drilling capital has been allocated to further delineate this resource emerging over the Ambrose Block in Divide County.

Operational initiatives at Williston Hunter’s Tableland Consolidated Battery Facility have increased overall fluid handling capabilities, and ongoing field electrification will further reduce downtime and operating costs in the future.

Mr. Glenn Dawson, President of Williston Hunter, commented,"  In the fourth quarter of 2012, Williston Hunter concluded the Central Divide Acquisition of approximately 20,000 net mineral acres and evolved as an Operator in Divide County, North Dakota.  The first well targeting Three Forks Sanish has now spudded and we plan to utilize one mile lateral technology.  Drilling operations for Three Forks Sanish continued in harvest mode on low risk high return eco-pad infill wells with EUR potential up to 500 MBOE per well.  Fourth quarter drilling realized some of the highest IP 24 hour flowback results experienced to-date in our region.”

Appalachia

During the fourth quarter 6 gross (4.5 net) Marcellus wells were brought to production. The Company expects to place on production 8 gross 4 net wells in West Virginia during the first quarter of 2013. The Company has successfully fracture stimulated 4 gross (4 net) wells on its Spencer Pad in the "Magnum Rich" Marcellus Shale located in Tyler County, West Virginia. All production from these wells is presently on line.

During the fourth quarter of 2012, in the non-operated Wetzel County 50/50 joint venture with Stone Energy, 3 gross (1.5 net) Marcellus wells have been drilled and completed. With the fourth quarter drilling activity, the total number of joint venture wells currently awaiting completion is 9 gross (5 net). Once we have completed the fracture stimulation operations on these wells, we anticipate significant increases in production from these wells during the later part of the first quarter of 2013.

Highlights for the Appalachia Division include:

Magnum Hunter Operated

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Spencer #1112H - MHR drilled and cased this well to a measured depth of 10,321 feet (horizontal lateral length of 4,310 feet), fraced with 17 stages and placed on production November 19, 2012. The 24 hour flowing initial production rate was 9,471 Mcfepd on an adjustable choke with 1,744 psi FCP. Magnum Hunter operates this well and owns a 90 % working interest.

•
Spencer #1113H - MHR drilled and cased this well to a measured depth of 10,052 feet (horizontal lateral length of 4,000 feet), fraced with 27 stages and placed on production November 19, 2012. The 24 hour flowing initial production rate was 7,998 Mcfepd on an adjustable choke with 1,231 psi FCP. Magnum Hunter operates this well and owns a 90% working interest.

•
Spencer #1114H - MHR drilled and cased this well to a measured depth of 10,500 feet (horizontal lateral length of 4,720 feet), fraced with 19 stages and placed on production November 19, 2012. The 24 hour flowing initial production rate was 9,563 Mcfepd on an adjustable choke with 1,997 psi FCP. Magnum Hunter operates this well and owns a 90% working interest.

These rates do not include natural gas liquids which are estimated to be an additional 1,230 Boepd, assuming ethane rejection.

Non-Operated

•
Mills Wetzel #8H – This well was drilled and cased to a measured depth of 10,765 feet (horizontal lateral length of 3,413 feet), fraced with 11 stages and tested December 19, 2012. The 24 hour flowing initial production rate was 3,793 Mcfepd on an adjustable choke with 1,403 psi FCP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #10H – This well was drilled and cased to a measured depth of 10,313 feet (horizontal lateral length of 2,962 feet), fraced with 10 stages and tested December 19, 2012. The 24 hour flowing initial production rate was 3,954 Mcfepd on an adjustable choke with 1,619 psi FCP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #11H – This well was drilled and cased to a measured depth of 10,858 feet (horizontal lateral length of 3,575 feet), fraced with 12 stages and tested December 19, 2012. The 24 hour flowing initial production rate was 3,397 Mcfepd on an adjustable choke with 1,144 psi FCP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

These rates reflected above do not include natural gas liquids which when processed through the Markwest Mobley Plant, should add approximately 425 Boepd, assuming ethane rejection. The Stone Energy Wells are presently shut-in to facilitate continuing completion operations on the two drilled and cased pads, totaling 8 additional wells. We anticipate having all eleven wells on production by the end of the first quarter of 2013.

Mr. James Denny, President of Triad Hunter commented, "We continue to deliver excellent rates and economics with our “Magnum Rich” Marcellus wells located in West Virginia. With the addition of only 5.5 net new wells for the entire year of 2012, we have enjoyed greater than a 20% increase in year-over-year exit rate of production for the Appalachian region. This is outstanding given the hyperbolic nature of shale resource plays and supports our theory that this region reflects much shallower overall declines. We have recently drilled two new Marcellus wells located in Monroe County, Ohio which are waiting on fracture stimulation treatment. Further, we are very excited about drilling our first Utica vertical pilot, and horizontal well, starting in March 2013.”

Eureka Hunter

Pipeline expansion efforts at Eureka Hunter, the Company's midstream division, during the fourth quarter of 2012 included (i) successful bore under the Ohio River; (ii) tied the 20-inch high pressure pipeline into the MarkWest Mobley Gas Processing Plant; and (iii) construction of central production facilities at the Eureka Carbide site located in Wetzel County, West Virginia. At the end of the fourth quarter, Eureka Hunter had approximately 68 miles of pipe in service or ready for service.

The Ohio River bore has extended the 20-inch "Pursley Lateral" from Wetzel County, WV into Monroe County, Ohio near the town of Sardis. The Ohio River crossing will enable Eureka Hunter to further expand its footprint to include gathering of Utica and Marcellus production in Monroe and Washington Counties Ohio. The company is planning an extensive midstream expansion during 2013 for Utica and Marcellus gathering and processing in Ohio.

Gas processing service at Mobley and firm downstream pipeline capacity should allow Triad Hunter and other producers to increase production throughput on the Eureka Hunter pipeline system. Additional increases in production are anticipated during the first quarter of 2013.

TransTex Hunter, Eureka Hunter's treating and processing division, saw increased demand for gas treating units due to the slight stabilization of gas prices and the continued drilling in the liquids-rich resource plays, especially in the Eagle Ford Shale. TransTex Hunter has continued to see opportunities in the gas processing sector which is being driven by producers seeking to take advantage of processing uplift. Currently, TransTex Hunter is in the process of building smaller and medium size processing equipment which will allow the Company to take advantage of producers' requirements for processing while waiting for the larger cryogenic processing facilities to be built which require much greater lead times.

2013 Capital Budget

The Company’s Board of Directors has approved a capital expenditure budget for fiscal year 2013 of $300 million for upstream activities. The 2013 budget will be evenly allocated to fund the exploration and development programs within the Company's three unconventional resource plays: (i) the Williston Basin -- Bakken/Three Forks Sanish/Madison; (ii) the Appalachian Basin -- liquids rich Marcellus/Utica/Huron/Weir; and, (iii) the Eagle Ford Shale oil play of Central and South Texas.

The Company believes the 2013 capex budget will allow for an estimated 2013 production exit rate of 23,000 Boepd – 25,000 Boepd. This represents an estimated growth rate of 24% - 35% in exit rates when comparing 2013 to 2012. These substantial growth rates are achievable due to the production rates being experienced in the Company's three unconventional resources plays. Magnum Hunter directly controls the operations on approximately 70% of the projects identified for fiscal year 2013. Therefore, the Company has the ability to adjust its capital spending program based on divestures, economics, commodity markets, capital markets or other prevailing conditions at any given time. The Eagle Ford, Williston and Appalachian Divisions have been allocated budgets of $100 Million each, consisting of $95 Million for drilling and completion cost and $5 Million for lease extensions.

Magnum Hunter Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, "All divisions contributed production gains during the fourth quarter which enabled the Company to meet its production exit rate target of 18,500 Boe per day, even though this was not easily achieved. We experienced a delay until late December on the MarkWest Mobley Gas Processing Facility going operational and then suffered typical start-up issues. Due to the very high liquids content of the Marcellus gas stream in our wells located in West Virginia, we did not sufficiently plan for the operational issues we experienced at Eureka Hunter such as insufficient pigs in our gathering system and higher line pressures. In the long run, this is a good problem but unfortunately it created production inconsistencies in December and January. These issues should be resolved by the end of February which will allow greater overall daily production from this region. The Eagle Ford Division is providing consistent production growth with our two largest wells having been completed at year-end. The Williston Basin Division has been growing its production nicely and is in the current mode of high grading the higher EUR areas for its 2013 drilling budget. Additionally, now becoming an operator in Divide County, North Dakota, our first well is currently being drilled. The Utica Shale of Ohio will be a major focal point for our Company this year as we prepare to drill our first well in this exciting new resource play.”

About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota and Saskatchewan, Canada. The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are "forward looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company's business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company's ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "intend," "estimate," "anticipate," "believe," "project," "pursue," "plan" or "continue" or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:
Chris Benton
Assistant Vice President of Finance and Capital Markets
ir@magnumhunterresources.com
(832) 203-4539